EXHIBIT 10.103

PERFORMANCE-VESTING RESTRICTED STOCK UNIT AGREEMENT

THIS AGREEMENT is made as of June 17, 2016 (the “Grant Date”), between Charter Communications, Inc., a Delaware corporation (the “Company”), and [NAME] (the “Participant”).

Unless otherwise defined herein, terms defined in the Charter Communications, Inc. 2009 Stock Incentive Plan, as amended (the “Plan”), shall have the same defined meanings in this Restricted Stock Unit Agreement (the “Agreement”).

The undersigned Participant has been granted the number of restricted stock units (“RSUs”) set forth below, subject to the terms and conditions of the Plan and this Agreement, as follows:

Vesting Schedule:                As provided in Section 3 of the Agreement

Number of RSUs Granted:            ____________

Charter Communications, Inc.

____________________________________
Richard R. Dykhouse
Executive Vice President, General Counsel & Corporate Secretary

I, the undersigned, agree to this grant of RSUs, acknowledge that this grant is subject to the terms and conditions of the Plan and this Agreement, and have read and understand the terms and conditions set forth in Sections 1 through 22 of this Agreement.

____________________________________
Participant ([NAME])

1.1.    Incorporation By Reference; Plan Document Receipt. This Agreement is subject in all respects to the terms and provisions of the Plan (including, without limitation, any amendments thereto adopted at any time and from time to time unless such amendments are expressly intended not to apply to the Award provided hereunder), all of which terms and provisions are made a part of and incorporated in this Agreement as if they were each expressly set forth herein. The Participant hereby acknowledges receipt of a true copy of the Plan and that the Participant has read the Plan carefully and fully understands its content. In the event of any conflict between the terms of this Agreement and the terms of the Plan, the terms of the Plan shall control.

1.2.    Definitions. For purposes of this Agreement, the following terms shall have the following definitions. Unless otherwise provided herein, the terms defined in this Section 1.2 shall control over similar terms defined in the Plan. Except as expressly set forth herein, the capitalized terms used in this Agreement shall have the definitions set forth in the Plan.

(a)“Change in Control” shall have the meaning set forth in the Employment Agreement but shall not include a Change in Control event described in Section 1(e)(ii) of the Employment Agreement (involving a change in the members of the Board) or (iii) a transaction following which the common stock of the Company, or a substantially identical successor common stock, remains outstanding and publicly traded, and the Committee reasonably concludes that the business of the Company or its successor is sufficiently unchanged from that prior to the transaction that the Measurement Standards should continue to apply and be no more or less difficult to attain than as of immediately prior to such transaction.

(b)“Employment Agreement” means the employment agreement by and between the Participant and the Company, dated and effective as of May 18, 2016, and as it may be amended, restated or replaced following the Grant Date. For the avoidance of doubt, any references to sections of the Employment Agreement contained herein mean the version of the Employment Agreement as in effect on the date hereof or, if the Employment Agreement is amended, restated or replaced following the Grant Date, the corresponding successor provision thereof.

(c)“Termination of Employment” means separation from service with the Company and its affiliates (generally 50% common control with the Company), as defined in IRS regulations under Section 409A of the Code (generally, a decrease in the performance of services to no more than 20% of the average for the preceding 36-month period, and disregarding leave of absences up to six months where there is a reasonable expectation the Participant will return).

2.Grant of Restricted Stock Unit Award.

The Company hereby grants to the Participant, as of the Grant Date specified above, the number of RSUs specified above. Except as otherwise provided by the Plan, the Participant agrees and understands that nothing contained in this Agreement provides, or is intended to provide, the Participant with any protection against potential future dilution of the Participant’s interest in the Company for any reason, and no adjustments shall be made for dividends in cash or other property, distributions or other rights in respect of the Shares underlying the RSUs, except as otherwise specifically provided for in the Plan or this Agreement.

3.Vesting of Restricted Stock Unit Award.

(a)Normal Vesting. Unless otherwise provided in this Agreement, the RSUs granted hereunder shall, subject to the Participant’s continued employment with the Company or its Subsidiaries through the applicable vesting time stated below (except as provided otherwise in Sections 3(b) and 3(c)), vest as follows:

(i)Tranche I Performance RSUs: As to ________ of the RSUs (the “Tranche I Performance RSUs”), one-third shall be first eligible to vest on each of the third, fourth and fifth anniversaries of the Grant Date (i.e., [__________ Tranche I Performance RSUs on each of the third, fourth and fifth anniversaries of the Grant Date] [________ Tranche I Performance RSUs on each of the third and fourth anniversaries of the Grant Date and ________ RSUs on the fifth anniversary of the Grant Date]1) (such RSUs which have become so eligible, “Eligible RSUs,” and RSUs which have not become so eligible, “Non-Eligible RSUs”)). Tranche I Performance RSUs shall vest if and when the “Tranche I Measurement Standard” (as defined below) is satisfied on or following the anniversary of the Grant Date on which such Tranche I Performance RSUs first become Eligible RSUs, but not later than the sixth anniversary of the Grant Date (the “Vesting Eligibility Expiration Date”). By way of example, the second group of ________ Tranche I Performance RSUs shall vest if and when the Tranche I Measurement Standard is satisfied on or following the fourth anniversary of the Grant Date and prior to the Vesting Eligibility Expiration Date.

(ii)Tranche II Performance RSUs: As to ________ of the RSUs (the “Tranche II Performance RSUs”), one-third shall first become Eligible RSUs on each of the third, fourth and fifth anniversaries of the Grant Date i.e., [__________ Tranche II Performance RSUs on each of the third, fourth and fifth anniversaries of the Grant Date] [_______ Tranche II Performance RSUs on each of the third and fourth anniversaries of the Grant Date and _______ Tranche II Performance RSUs on the fifth anniversary of the Grant Date]2). The Tranche II Performance RSUs shall vest if and when the “Tranche II Measurement Standard” (as defined below) is satisfied on or following the anniversary of the Grant Date on which such Tranche II Performance RSUs first become Eligible RSUs, but not later than the Vesting Eligibility Expiration Date. By way of example, the third group of ________ Tranche II Performance RSUs shall vest if and when the Tranche II Measurement Standard is satisfied on or following the fifth anniversary of the Grant Date and prior to the Vesting Eligibility Expiration Date.

(iii)Tranche III Performance RSUs: As to ________ of the RSUs (the “Tranche III Performance RSUs”), one-third shall first become Eligible RSUs on each of the third, fourth and fifth anniversaries of the Grant Date (i.e., [__________ Tranche III Performance RSUs on each of the third, fourth and fifth anniversaries of the Grant Date] [_______ Tranche III Performance RSUs on each of the third and fourth anniversaries of the Grant Date and ________ Tranche III Performance RSUs on the fifth anniversary of the Grant

1First alternative if the number is divisible by three, second alternative if not.
2First alternative if the number is divisible by three, second alternative if not.

Date]3). The Tranche III Performance RSUs shall vest if and when the “Tranche III Measurement Standard” (as defined below) is satisfied on or following the anniversary of the Grant Date on which such Tranche III Performance RSUs first become Eligible RSUs, but not later than the Vesting Eligibility Expiration Date. By way of example, the first group of ________ Tranche III Performance RSUs shall vest if and when the Tranche III Measurement Standard is satisfied on or following the third anniversary of the Grant Date and prior to the Vesting Eligibility Expiration Date.

For purposes of this Agreement:

“Tranche I Measurement Standard,” “Tranche II Measurement Standard” and “Tranche III Measurement Standard” (each, a “Measurement Standard”) shall mean achievement of an average of the per-share closing price of a Share as reported on the principal exchange on which the Shares are listed for trading for any sixty (60) consecutive trading days commencing on or after the 60th trading day prior to the applicable anniversary of the Grant Date on which the RSUs first become Eligible RSUs, and ending not later than the Vesting Eligibility Expiration Date, of (A) $455.66 as to the Tranche I Performance RSUs, (B) $496.58 as to the Tranche II Performance RSUs and (C) $564.04 as to the Tranche III Performance RSUs. Any RSUs that remain unvested on the Vesting Eligibility Expiration Date shall be forfeited and cancelled for no consideration. By way of example, the Tranche I Measurement Standard for the second group of ______ Tranche I Performance RSUs is the achievement of an average closing price of a Share of $455.66 or greater for any consecutive 60-trading day period commencing on or following the 60th trading day prior to the fourth anniversary of the Grant Date, and ending not later than the sixth anniversary of the Grant Date. In addition, there shall be no proportionate or partial vesting in the periods prior to the applicable stock price thresholds being achieved as provided above, and all vesting shall occur only at such time as the applicable Measurement Standards have been achieved in accordance with the foregoing. In the event of a Change in Capitalization (as defined in the Plan) or an Extraordinary Distribution (as defined in Section 9.2), the foregoing stock price thresholds shall be subject to such equitable adjustments as may be determined by the Committee in accordance with the Plan and in a manner no less favorable to the Participant than those applicable to awards vesting on the basis of the Company’s stock price then held by other Company employees.

In addition, there shall be no proportionate or partial vesting in the periods prior to the applicable stock price thresholds being achieved as provided above, and all vesting shall occur only at such time as the applicable stock price thresholds have been achieved in accordance with the foregoing.

(b)Effect of a Change in Control.

(i)Upon a Change in Control following the Grant Date, the applicable Measurement Standard as to each unvested RSU (whether an Eligible RSU or a Non-Eligible RSU) shall be deemed satisfied if attained in connection with such Change in Control based solely on the highest price per Share paid for the Shares in such Change in Control (or the value attributable to each Share, in the case of a Change in Control that is not a stock sale) (the “Per-

3First alternative if the number is divisible by three, second alternative if not.

Share Consideration”). Unvested RSUs as to which the applicable Measurement Standard is deemed attained in accordance with the preceding sentence are referred to herein as “CIC Eligible RSUs.” Unless otherwise determined by the Committee at the time of a Change in Control, all unvested RSUs which do not become CIC Eligible RSUs upon such Change in Control shall be canceled and forfeited upon such Change in Control.

(ii)Any CIC Eligible RSUs which were Eligible RSUs at the time of the applicable Change in Control shall become vested as of immediately prior to the consummation of the Change in Control.

(iii)Subject to Section 3(c) and provided that, following the Change in Control, the CIC Eligible RSUs relate to publicly traded equity securities of either the Company or a successor, acquirer or Affiliate thereof, CIC Eligible RSUs which were Non-Eligible RSUs at the time of the applicable Change in Control shall vest upon the date on which such RSUs would have first become Eligible RSUs had the applicable Change in Control not occurred. If, following the Change in Control, the CIC Eligible RSUs would not relate to publicly traded equity securities of either the Company or a successor, acquirer or Affiliate thereof, the CIC Eligible RSUs which were Non-Eligible RSUs at the time of the applicable Change in Control shall become vested as of immediately prior to the consummation of the applicable Change in Control.

(c)Certain Terminations. Notwithstanding anything to the contrary set forth in the Employment Agreement, the Plan or this Agreement, upon the termination of employment of the Participant:

(i)for any reason, except as contemplated by Section 3(c)(ii), all unvested RSUs shall be cancelled and forfeited as of the date of Participant’s Termination of Employment (the “Date of Termination”); or

(ii)by the Company without Cause or by the Participant for Good Reason upon or at any time following a Change in Control, all CIC Eligible RSUs shall immediately vest.

(d)Examples.

(i)Termination Example. Participant is terminated by the Company without Cause on June 1, 2018 (the Date of Termination). No RSUs have become Eligible RSUs on the Date of Termination because the Date of Termination is prior to the third anniversary of the Grant Date, and therefore no RSUs have become vested prior to the Date of Termination. All RSUs are forfeited and returned to the Company upon such termination of employment.

(ii)Change in Control Example. A Change in Control is completed on June 1, 2018 at a Per-Share Consideration of $460. No RSUs have become Eligible RSUs prior to the Change in Control because the Change in Control occurs prior to the third anniversary of the Grant Date, and therefore no RSUs are vested at time of the Change in Control. All ______ of the Tranche I Performance RSUs become CIC Eligible RSUs at the time of the Change in Control, while all ______ of the Tranche II Performance RSUs and all ______ of the Tranche III Performance RSUs are canceled and forfeited. If the Participant continues to remain employed following the Change in Control, each of the CIC Eligible RSUs become vested when they would have become Eligible RSUs had the Change in Control not occurred (i.e., one-third of the RSUs in each of the Tranches on each of the third anniversary (______ RSUs), fourth anniversary (______ RSUs) and fifth anniversary (______ RSUs) of the Grant Date). If the Participant is terminated by the Company without Cause or resigns with Good Reason, any remaining unvested CIC Eligible RSUs become vested on the Date of Termination.

(e)Committee Discretion to Accelerate Vesting. Notwithstanding the foregoing, the Committee may, in its sole discretion, provide for accelerated vesting of all or any RSUs at any time and for any reason.

4.Delivery of Shares.

4.1    General. Subject to the provisions of Sections 3.3, 4.2 and 4.3 hereof, within thirty (30) days following the vesting of any of the RSUs, the Participant shall receive the number of Shares that correspond to the number of RSUs that have become vested on the applicable vesting date; provided that the Participant shall be obligated to pay to the Company the aggregate par value of the Shares to be issued within ten (10) days following the issuance of such Shares unless such Shares have been issued by the Company from the Company’s treasury.

Notwithstanding anything to the contrary herein, in accordance with Section 20.5 of the Plan, a payment on account of Termination of Employment of an amount subject to Section 409A of the Code to a “specified employee” may not be made until at least six months after such a Termination of Employment. Any payment otherwise due in such six month period shall be suspended and become payable at the end of such six month period.

4.2    Securities Law Compliance, Blackout Periods. If the Company reasonably anticipates that making of a payment hereunder would violate federal securities laws, a trading restriction imposed by the Company on the date such distribution would otherwise be made pursuant to Section 4.1 hereof or other applicable law, such distribution shall be instead made on the earliest date the Company reasonably anticipates that making such payment would not cause such violation.

4.3    Deferrals. If permitted by the Company, the Participant may elect, subject to the terms and conditions of the Plan and any other applicable written plan or procedure adopted by the Company from time to time for purposes of such election, to defer the distribution of all or any portion of the Shares that would otherwise be distributed to the Participant hereunder (the “Deferred Shares”), consistent with the requirements of Section 409A of the Code. Upon the vesting of RSUs that have been so deferred, the applicable number of Deferred Shares shall be credited to a bookkeeping account established on the Participant’s behalf (the “Account”). Subject to Section 5 hereof, the number of Shares equal to the number of Deferred Shares credited to the Participant’s Account shall be distributed to the Participant in accordance with the terms and conditions of the Plan and the other applicable written plans or procedures of the Company, consistent with the requirements of Section 409A of the Code.

5.Dividends; Rights as Stockholder.

Cash dividends on Shares issuable hereunder shall be credited to a dividend book entry account on behalf of the Participant with respect to each RSU granted to the Participant, provided that such cash dividends shall not be deemed to be reinvested in Shares and shall be held uninvested and without interest and paid in cash at the same time that the Shares underlying the RSUs are delivered to the Participant in accordance with the provisions hereof. Stock dividends on Shares shall be credited to a dividend book entry account on behalf of the Participant with respect to each RSU granted to the Participant, provided that such stock dividends shall be paid in Shares at the same time that the Shares underlying the RSUs are delivered to the Participant in accordance with the provisions hereof. Except as otherwise provided herein, the Participant shall have no rights as a stockholder with respect to any Shares covered by any RSU unless and until the Participant has become the holder of record of such Shares.

6.Non-Transferability.

No portion of the RSUs may be sold, assigned, transferred, encumbered, hypothecated or pledged by the Participant, other than to the Company as a result of forfeiture of the RSUs as provided herein, unless and until payment is made in respect of vested RSUs in accordance with the provisions hereof and the Participant has become the holder of record of the vested Shares issuable hereunder.

7.Governing Law.

All questions concerning the construction, validity and interpretation of this Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to the choice of law principles thereof.

8.Withholding of Tax.

The Company shall have the power and the right to deduct or withhold, or require the Participant to remit to the Company, an amount sufficient to satisfy any federal, state, local and foreign taxes of any kind (including, but not limited to, the Participant’s FICA and SDI obligations) which the Company, in its sole discretion, deems necessary to be withheld or remitted to comply with the Code and/or any other applicable law, rule or regulation with respect to the RSUs and, if the Participant fails to do so, the Company may otherwise refuse to issue or transfer any Shares otherwise required to be issued pursuant to this Agreement. Any statutorily required withholding obligation with regard to the Participant may be satisfied by reducing the amount of cash or Shares otherwise deliverable to the Participant hereunder.

9.Legend.

The Company may at any time place legends referencing any applicable federal, state or foreign securities law restrictions on all certificates representing Shares issued pursuant to this Agreement. The Participant shall, at the request of the Company, promptly present to the Company any and all certificates representing Shares acquired pursuant to this Agreement in the possession of the Participant in order to carry out the provisions of this Section 9.

10.Securities Representations.

This Agreement is being entered into by the Company in reliance upon the following express representations and warranties of the Participant. The Participant hereby acknowledges, represents and warrants that:

10.1The Participant has been advised that the Participant may be an “affiliate” within the meaning of Rule 144 under the Securities Act and in this connection the Company is relying in part on the Participant’s representations set forth in this Section10.

10.2If the Participant is deemed an affiliate within the meaning of Rule 144 of the Securities Act, the Shares issued hereunder must be held indefinitely unless an exemption from any applicable resale restrictions is available or the Company files an additional registration statement (or a “re-offer prospectus”) with regard to such Shares and the Company is under no obligation to register such Shares (or to file a “re-offer prospectus”).

10.3If the Participant is deemed an affiliate within the meaning of Rule 144 of the Securities Act, the Participant understands that (i) the exemption from registration under Rule 144 will not be available unless (A) a public trading market then exists for the Shares, (B) adequate information concerning the Company is then available to the public, and (C) other terms and conditions of Rule 144 or any exemption therefrom are complied with, and (ii) any sale of the Shares issuable hereunder may be made only in limited amounts in accordance with the terms and conditions of Rule 144 or any exemption therefrom.

11.Entire Agreement; Amendment.

This Agreement, together with the Plan, contains the entire agreement between the parties hereto with respect to the subject matter contained herein, and, except as otherwise specifically provided herein, supersedes all prior agreements or prior understandings, whether written or oral, between the parties relating to such subject matter. For the avoidance of doubt, the Participant acknowledges and agrees that, notwithstanding anything to the contrary set forth in any employment agreement between the Participant and the Company, the vesting of the RSUs, including, without limitation, upon a termination of the Participant’s employment, whether or not in connection with a Change in Control, shall be governed by the terms of this Agreement. This Agreement may be modified, amended, suspended or terminated by the Committee in its discretion at any time, and any terms or conditions may be waived by the Committee in its discretion at any time; provided, however, that all such modifications, amendments, suspensions, terminations or waivers that shall adversely effect an Participant shall only be effective pursuant to a written instrument executed by the parties hereto.

12.Notices.

Any notice hereunder by the Participant shall be given to the Company in writing and such notice shall be deemed duly given only upon receipt thereof by the General Counsel of the Company. Any notice hereunder by the Company shall be given to the Participant in writing and such notice shall be deemed duly given only upon receipt thereof at such address as the Participant may have on file with the Company.

13.No Right to Employment.

Any questions as to whether and when there has been a termination of employment and the cause of such termination of employment shall be determined in the sole discretion of the Committee. Nothing in this Agreement shall interfere with or limit in any way the right of the Company, its Subsidiaries or its Affiliates to terminate the Participant’s employment or service at any time, for any reason and with or without Cause.

14.Transfer of Personal Data.

The Participant authorizes, agrees and unambiguously consents to the transmission by the Company (or any Subsidiary) of any personal data information related to the RSUs awarded under this Agreement for legitimate business purposes (including, without limitation, the administration of the Plan). This authorization and consent is freely given by the Participant.

15.Compliance with Laws.

The issuance of RSUs hereunder shall be subject to, and shall comply with, any applicable requirements of any foreign and U.S. federal and state securities laws, rules and regulations (including, without limitation, the provisions of the Securities Act, the Exchange Act and in each case any respective rules and regulations promulgated thereunder) and any other law, rule regulation or exchange requirement applicable thereto. The Company shall not be obligated to issue the RSUs or any Shares pursuant to this Agreement if any such issuance would violate any such requirements. As a condition to the issuance of the RSUs, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate to evidence compliance with any applicable law or regulation.

16.Binding Agreement; Assignment.

This Agreement shall inure to the benefit of, be binding upon, and be enforceable by the Company and its successors and assigns. The Participant shall not assign (except in accordance with Section 6 hereof) any part of this Agreement without the prior express written consent of the Company.

17.Headings.

The titles and headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.

18.Counterparts.

This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same instrument.

19.Further Assurances.

Each party hereto shall do and perform (or shall cause to be done and performed) all such further acts and shall execute and deliver all such other agreements, certificates, instruments and documents as either party hereto reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement and the Plan and the consummation of the transactions contemplated thereunder.

20.Severability.

The invalidity or unenforceability of any provisions of this Agreement in any jurisdiction shall not affect the validity, legality or enforceability of the remainder of this Agreement in such jurisdiction or the validity, legality or enforceability of any provision of this Agreement in any other jurisdiction, it being intended that all rights and obligations of the parties hereunder shall be enforceable to the fullest extent permitted by law.

21.Acquired Rights.

The Participant acknowledges and agrees that: (a) the Company may terminate or amend the Plan at any time; (b) the Award of RSUs made under this Agreement is completely independent of any other award or grant and is made at the sole discretion of the Company; (c) no past grants or awards (including, without limitation, the RSUs awarded hereunder) give the Participant any right to any grants or awards in the future whatsoever; and (d) any benefits granted under this Agreement are not part of the Participant’s ordinary salary, and shall not be considered as part of such salary in the event of severance, redundancy or resignation.

22.Company Recoupment.

The Participant’s right to the RSUs granted hereunder and the Shares deliverable upon settlement of the RSUs shall in all events be subject to any right or obligation that the Company may have regarding the clawback of “incentive-based compensation” under Section 10D of the Exchange Act and any applicable rules and regulations promulgated thereunder from time to time by the U.S. Securities and Exchange Commission.